Exhibit 10.2

PROMISSORY NOTE

$18,000,000.00	August 17, 2006

FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, BEHRINGER HARVARD FERNCROFT, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of BARCLAYS CAPITAL REAL ESTATE INC., a Delaware corporation (together with its successors and assigns, “Lender”), at Lender’s office located at 200 Cedar Knolls Road, Whippany, New Jersey 07981-1806, Attn:  Jonathan Cohen/CMBS Payments, or at such other place as Lender may designate to Borrower in writing from time to time, the principal amount of EIGHTEEN MILLION DOLLARS ($18,000,000.00), together with interest thereon, in the amounts, at the times and otherwise in accordance with the terms set forth in that certain Loan Agreement of even date herewith (“Loan Agreement”) between Borrower and Lender, which terms are incorporated herein by this reference.

ARTICLE 1

TERMS OF NOTE

Section 1.01           Loan Agreement.  This Note is the promissory note referred to in the Loan Agreement, and evidences the Loan made by Lender to Borrower pursuant to the Loan Agreement.  All capitalized terms used herein and not defined herein have the meaning provided in the Loan Agreement.  All of the terms, conditions and provisions of the Loan Agreement applicable to this Note and the debt evidenced hereby are incorporated herein by this reference.

Section 1.02           Intentionally Deleted.

Section 1.03           Exculpation.  NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, BORROWER’S PERSONAL LIABILITY FOR PAYMENT OF THIS NOTE AND PERFORMANCE OF THE OBLIGATIONS UNDER THIS NOTE IS LIMITED IN THE SAME MANNER AND TO THE SAME EXTENT AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT.

Section 1.04           Borrower’s Waivers.  Borrower, for itself and all others who may become liable for payment of all or any portion of this Note, hereby waives presentment for payment, demand, protest, and notice of dishonor, protest, nonpayment, demand, intent to accelerate, and acceleration. Borrower, for itself and all others who may become liable for payment of all or any portion of this Note, hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided, both as to party and property (real and personal), against the enforcement and collection of the obligations evidenced by this Note or any of the other Loan Documents.

Section 1.05           Unconditional Payment.  Any payment received by Lender hereunder that is required to be refunded or recovered from Lender as a voidable preference or a fraudulent transfer or is otherwise set-aside pursuant to the Bankruptcy Code or any insolvency or other debtor relief law shall not be considered as a payment made on the Loan or under this Note.

Borrower’s liability under this Note to make such payment shall be reinstated, notwithstanding that this Note may have been marked satisfied and returned to Borrower or otherwise canceled, and such payment shall be immediately due and payable upon demand.

ARTICLE 2

DEFAULT AND REMEDIES

Section 2.01           Event of Default.  A default (“Event of Default”) shall occur under this Note if an “Event of Default” as that term is defined under the Loan Agreement or any other Loan Document has occurred and remains uncured.

Section 2.02           Cumulative and Independent Remedies.  Following an Event of Default (which has not been waived in writing by Lender), Lender, without notice or consent from Borrower, shall be entitled to exercise all rights and remedies as have been provided to Lender hereunder, under the Loan Agreement and other Loan Documents, by law or in equity.  Such rights and remedies are cumulative and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise. No partial exercise by Lender of any right or remedy will preclude further exercise thereof.  Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances or constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Note to be given). Lender may release security for the Loan, may release any party liable for the Loan, may grant extensions, renewals or forbearances with respect thereto, and may apply any security held by it to payment of the Loan, in each case without prejudice to its rights under this Note.  Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01           Incorporation from Loan Agreement.  All provisions of Articles 17 and 18, inclusive, of the Loan Agreement are incorporated into this Note by this reference, as if fully reproduced herein.

Section 3.02           Joint and Several.  If Borrower consists of more than one Person, each such Person shall, subject to Article 12 of the Loan Agreement, be jointly and severally liable hereunder.

Section 3.03           Governing Law.  This Note and each of the other Loan Documents shall be interpreted and enforced according to the laws of the state where the Property is located (without giving effect to rules regarding conflict of laws).

Section 3.04           Consent to Jurisdiction.  Borrower hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property encumbered hereby is located with respect to any legal action or proceeding arising with respect to this Note and waives all objections which it may have to such jurisdiction and venue.  Nothing herein shall, however, preclude or prevent Lender from bringing actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security for the Loan provided in any of the Loan Documents.

Section 3.05           WAIVER OF JURY TRIAL.  BORROWER (AND LENDER, BY ITS FUNDING OF THE LOAN) HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.  BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY TRIAL ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES PURSUANT TO M.G.L. C.93A ET SEQ. OTHER THAN ACTUAL DAMAGES.

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IN WITNESS WHEREOF, this Note has been executed as an instrument under seal by Borrower the day and year first above written.

BORROWER:

BEHRINGER HARVARD FERNCROFT, LLC,
a Delaware limited liability company

By:
Gerald J. Reihsen, III, Secretary